UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Earliest Event Reported: December 26, 2013

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 26, 2013, National CineMedia, LLC (“NCM LLC”), a Delaware limited liability company (“NCM LLC”) and each of American Multi-Cinema, Inc. (“AMC”), Cinemark USA, Inc. (“Cinemark”) and Regal Cinemas, Inc. (“Regal”) (collectively the “Founding Members”) agreed to amend and restate the Exhibitor Services Agreements (“ESAs”) between NCM LLC and AMC, Cinemark and Regal, respectively. The amended and restated ESAs were modified to remove those provisions addressing the rights and obligations related to digital programing services of the Fathom business unit. These rights and obligations were conveyed to the new entity as part of the Fathom spin-off described below. The amended and restated ESAs address the rights and obligations of NCM LLC and the Founding Members related to advertising services. The Company will file the amended and restated ESAs as exhibits to its Form 10-K for the year ended December 26, 2013.

Item 8.01 Other Events.

On December 26, 2013, NCM LLC spun-off its Fathom Events business to a newly formed limited liability company owned 32% by each of the founding members and 4% by NCM LLC. In consideration for the sale, NCM LLC received a total of $25 million in promissory notes from its founding members (one-third or approximately $8.33 million from each founding member). The notes bear interest at 5.0% per annum. Interest and principal payments are due annually in six equal installments commencing on the first anniversary of the closing. In connection with the sale, NCM LLC entered into a transition services agreement to provide certain corporate overhead services for a fee and reimbursement for certain facilities services, creative services, technical event services, event management services and other specified costs to the new entity for a period of nine months following the closing. Due to the related party nature of the transaction, NCM LLC formed a committee of independent directors that hired an investment banking firm who advised the committee and rendered an opinion as to the fairness of the transaction. On December 30, 2013, NCM LLC issued a press release announcing the sale. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit	Description

99.1	Press Release of National CineMedia, LLC dated December 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: December 31, 2013	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
	By:	National CineMedia, Inc., its manager

Dated: December 31, 2013	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

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